EXHIBIT 11:

                                OPINION AND CONSENT OF
                          JORDEN BURT BERENSON & JOHNSON LLP
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                          JORDEN BURT BERENSON & JOHNSON LLP
                                    Suite 400 East
                          1025 Thomas Jefferson Street, N.W.
                              Washington, DC  20007-0805





                                   February 6, 1996






          Fund for Government Investors, Inc.
          4922 Fairmont Avenue
          Bethesda, Maryland  20814

               Re:  Fund for Government Investors, Inc.
                    Combined Registration Statement/Proxy Statement
                      on Form N-14

          Ladies and Gentlemen:

               This opinion is furnished in connection with the registra-tion under the Securities Act of 1933, as amended, of shares (the "Shares") of Fund for Government Investors, Inc. ("FGI"), an open-end, diversified management investment company under the Investment Company Act of 1940 whose Shares are the subject of a Combined Registration Statement/Proxy Statement on Form N-14 to be filed with the Securities and Exchange Commission (the "Commission") in connection with the proposed reorganization of the Rushmore Money Market Portfolio, a series of The Rushmore Fund, Inc., into FGI (the "Reorganization").

               In rendering our opinion, we have examined such documents, records, and matters of law as we deemed necessary for purposes of this opinion, including the Combined Registration Statement/Proxy Statement on Form N-14, FGI's Articles of Incorporation, FGI's By-Laws, and the proceedings of FGI's Board of Directors. We have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, the correctness of all facts set forth in the certificates delivered to us, and the correctness of all written or oral statements made to us.

               Based upon and subject to the foregoing, it is our opinion that the Shares that will be issued by FGI in connection with the Reorganization, when sold, will be legally issued, fully paid, and nonassessable.
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          Fund For Government Investors, Inc.
          February 6, 1996
          Page 2


               Our opinion is rendered solely in connection with the Combined Registration Statement/Proxy Statement on Form N-14 under which the Shares will be registered and may not be relied upon for any other purposes without our written consent first had and obtained. We hereby consent to the use of this opinion as an exhibit to such Combined Registration Statement/Proxy Statement and to our being named under the "Legal Matters" section therein.

                                   Sincerely,


                                   /s/ JORDEN BURT BERENSON & JOHNSON LLP
                                   JORDEN BURT BERENSON & JOHNSON LLP
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